As filed with the Securities and Exchange Commission on March 2, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MAGNITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-8881738 (I.R.S. Employer Identification No.)

1250 Broadway, 15th Floor
New York, New York 10001
(Address of Principal Executive Offices, Zip Code)

The Rubicon Project, Inc. 2014 Equity Incentive Plan, as amended
The Rubicon Project, Inc. 2014 Employee Stock Purchase Plan, as amended
(Full title of the plans)
Aaron Saltz
General Counsel and Corporate Secretary
Magnite, Inc.
1250 Broadway, 15th Floor
New York, New York 10001
(Name and address of agent for service)
(212) 243-2769
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION
    This Registration Statement on Form S-8 is filed by Magnite, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E to Form S-8, to register 33,773,920 additional shares of the Registrant’s Common Stock, $0.00001 par value per share, issuable pursuant to future awards that may be granted under the Rubicon Project, Inc. 2014 Equity Incentive Plan, as amended (the “2014 Plan”) and the Rubicon Project, Inc. 2014 Employee Stock Purchase Plan, as amended (the “ESPP” and together with the “2014 Plan” the “Plans”). In accordance with such instruction, the Registrant hereby incorporates herein by reference the prior Registration Statements on Form S-8 filed by the Registrant with respect to the Plans on May 15, 2014 (SEC File No. 333-195972), July 28, 2017 (SEC File No. 333-219563), and April 9, 2020 (SEC File No. 333-237613), together with all exhibits filed therewith or incorporated therein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.

Exhibit No.	Exhibit Description
4.1
Sixth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 15, 2014).

4.2
Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of Magnite, Inc., dated June 30, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2020).

4.3
Fourth Amended and Restated Bylaws of the Registrant, dated June 30, 2020 (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2020).

5.1*	Opinion of Aaron Saltz, Esq.
23.1*	Consent of Aaron Saltz, Esq. (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on signature page hereto).
99.1	The Rubicon Project, Inc. 2014 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 8, 2016).
99.2
The Rubicon Project, Inc. 2014 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 7, 2018).

107*	Filing Fee Table.
____________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 2, 2022.

Magnite, Inc.

By:	/s/ David Day
Name:	David Day
Title:	Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Barrett, David Day and Aaron Saltz, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Michael Barrett	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2022
Michael Barrett

/s/ David Day	Chief Financial Officer (Principal Financial Officer)	March 2, 2022
David Day

/s/ Brian Gephart	Chief Accounting Officer (Principal Accounting Officer)	March 2, 2022
Brian Gephart

/s/ Paul Caine	Director	March 2, 2022
Paul Caine

/s/ Robert J. Frankenberg	Director	March 2, 2022
Robert J. Frankenberg

/s/ Sarah P. Harden	Director	March 2, 2022
Sarah P. Harden

/s/ Doug Knopper	Director	March 2, 2022
Doug Knopper

/s/ Rachel Lam	Director	March 2, 2022
Rachel Lam

/s/ James Rossman	Director	March 2, 2022
James Rossman

/s/ Robert F. Spillane	Director	March 2, 2022
Robert F. Spillane

/s/ Lisa L. Troe	Director	March 2, 2022
Lisa L. Troe